                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                Amendment No. 1
                                      to
                                   FORM 8-A
                                   --------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          CTI INDUSTRIES CORPORATION

             DELAWARE                                  36-2848943
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

22160 NORTH PEPPER ROAD, BARRINGTON, ILLINOIS                         60010
 (Address of principal executive offices)                          (Zip Code)

    Securities to be registered pursuant to Section 12(b) of the Act: None

       Securities to be registered pursuant to Section 12(g) of the Act:



                         Common Stock, $.065 par value
                               (Title of Class)


Documents Incorporated by Reference


         Registration Statement on Form SB-2 filed July 24, 1997 (Commission File No. 333-31969) ("Registration Statement"), Amendment No. 2
         to Registration Statement on Form SB-2 filed September 19, 1997 ("Amendment No. 2 to Registration Statement") and Amendment No. 3 to Registration Statement on Form SB-2 filed October 2, 1997 ("Amendment No. 3 to Registration Statement").


Please direct all correspondence to:

                           John M. Klimek, Esq.
                           Fishman, Merrick, Miller, Genelly,
                             Springer, Klimek & Anderson, P.C.
                           30 North LaSalle, Suite 3500
                           Chicago, Illinois 60602
                           (312) 726-1224
                           (314) 726-2649 (facsimile)

         The Registrant hereby requests that the effective date of this Registration Statement be delayed until the effective date of the above referenced SB-2 Registration Statement.

Item 1.       Description of Registrant's Securities to be Registered.


              A description of the Registrant's Common Stock being registered hereby may be found under the caption "Description of Capital Stock" at pages 35 and 36 of the Registrant's Amendment No. 3 to Registration Statement which Amendment No. 3 to Registration Statement hereby is incorporated by reference herein.

Item 2.       Exhibits.

3.1*          Second Restated Certificate of Incorporation of CTI Industries
              Corporation
3.2*          By-laws of CTI Industries Corporation
4.1**         Form of Certificate of Common Stock of CTI Industries Corporation
4.2***        Amended Form of Underwriter's Warrant Agreement


                                   SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: October 10, 1997                            CTI INDUSTRIES CORPORATION
     ---------------------



                                                By:  /s/ Howard W. Schwan
                                                   ---------------------------
                                                   Howard W. Schwan, President














------

  * Incorporated by reference from the Registrant's Registration Statement on Form SB-2 (File No. 333-31969) dated July 24, 1997.

 ** Incorporated by reference from the Registrant's Amendment No. 2 to the Registration Statement on Form SB-2 (File No. 333-31969) dated September 19, 1997.

*** Incorporated by reference from the Registrant's Amendment No. 3 to the Registration Statement on Form SB-2 (File No. 333-31969) dated October 2, 1997.